Exhibit 99.1

THOMSON REUTERS STREETEVENTS

EDITED TRANSCRIPT

SWHC—SMITH & WESSON HLDG CORP Analyst Meeting

EVENT DATE/TIME: JUNE 20, 2014 / 04:30PM GMT

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JUNE 20, 2014 / 04:30PM GMT, SWHC—SMITH & WESSON HLDG CORP Analyst Meeting

CORPORATE PARTICIPANTS

James Debney Smith & Wesson—president, CEO

Jeff Buchanan Smith & Wesson Holding Corporation—CFO

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Smith &Wesson Holding Corp. Analyst Meeting. My name is (Esteban) and I will your operator for today.

At this time, all participants are in a listen-only mode and will remain muted for the duration of the conference. If at any time you require operator assistance please pres star, followed by zero and we will be happy to assist you. As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the conference over to your house for today James Debney, president and CEO.

James Debney—Smith & Wesson—president, CEO

Good afternoon, everyone, thanks very much for joining us and your interest in our company. We are excited today to be presenting a new version of our investor presentation. If we go straight into that, this is slide two, you can see our Safe Harbor statement, and I’ll let you read that at your leisure.

So we talk about our vision and mission, it’s exactly the same. There is no change here. So our vision is to be the leading firearms manufacturer. We define that very clearly, and that is that we want to be the number one, in terms of market share, in each major product category here in the U.S., okay, with the consumer. So we’re very focused on the sporting goods channel here and the consumer.

And of course, major product categories are many, revolver, [polymer] pistol, bolt action rifle, shotgun, modern sourcing rifle. So some we have a very presence in already, and some, we barely have a presence in and some we don’t have a presence at all. So some of those represent great opportunities for the company as we think about the years to come and we continue to execute our great strategies.

So our mission statement is very simple, it’s about our employees, it’s very much an enabling statement. So we really want everybody to have the right tools and to be out to work in the right environment, to be successful, both as an individual and as a part of a team, very much have a focus on teamwork here at Smith & Wesson.

It also has a very customer-centric, consumer-centric statement at the same time, so that’s who we want our employees to be focused on, because we know if we meet the needs, wants and desires of our consumers and uses of our firearms then that really puts us in a really strong position to continue doing what we’ve been doing.

So, excuse me while I read it. Our mission is to enable our employees to design, produce, and market high quality, innovative firearms that meet the needs and desires of our consumer and professional customers.

So going on to the next slide, very much a summary here, we’re actually more than 1,700 U.S. employees. We have only focused here on the 1,700 that work here at Springfield, so you’ll see on the total later many of our employees and how big — it’s your first time (inaudible) the facility here, but everybody who is dialing in, you know, we’re talking about a facility of about 550,000 square feet. In total now in terms of our employees, we have just over 2,000.

Our Fiscal 2014, as we said last night, we’re very pleased with the overall performance. So we grew the business. As you can see here, we ended at $626 million, just over. Again, we exclude anything to do with (inaudible) [apples with apples] growth rate and you can see here approaching 14%.

Gross margin at a high end of our model, so we quote the range and we’ll talk about it later on as well, at 37 to 41 but just over that high end of the range of gross margin, so an excellent result.

And net income, almost 9% up over year, last year at $88.6 million, so growing, taking market share, expanding with that market at the same time but trying to get ahead of that. And as I said earlier, we’re trying to delight the consumer.

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JUNE 20, 2014 / 04:30PM GMT, SWHC—SMITH & WESSON HLDG CORP Analyst Meeting

Our balance sheet, very healthy, little [deck], so plenty of leverage available if we chose to. We have a seasoned management team, very strong leaders throughout the business that we’re very happy with.

We serve two main channels here in the U.S., the consumer and the professional. The vast majority as a subject, four of our revenues come from the consumer channel, almost 90% in Fiscal ’14, okay. And a diverse user base when it comes to use, from conceal and carry for personal protection, to hunting, sports, recreation, target shooting and so on. And in the professional market, primarily serving law enforcement, federal agencies and always with an eye to the future for the military [M9] replacement.

So our strategic corporate objective, so these are our primary corporate objectives and just turn to slide five for a bit (inaudible).

Obviously, a very disciplined focus has been all about our firearms business. And we’re very much about protecting that firearm business as well, because within that, we have the iconic Smith & Wesson brand. It’s one of the most valuable things that we have, so we’re always looking to protect it, but at the same time, as you’ve seen from our performance we’re always looking to aggressively grow our firearm business as well, as we’re extremely disciplined about that.

At the same time, as we set out on our growth journey, we were focused on profits for growth, so as we did our market analytics and looked up large addressable markets where we had little presence but we had good products, we were very selective to start off with, okay? So we wanted to grow where we thought that we could add and enhance our profitability.

At the same time, we want our business to be simple as to operate. So we have been very focused on streamlining and standardizing a lot of our business operations, our processes. And SAP, go live on SAP, the big part of that, so it was great to go live in August of last year, get past some of the challenges that we saw in the very near terms there and now to be leveraging the system very successfully.

So going on to the next one, and so, it’s in customer satisfaction and loyalty, here’s an area that we’ve got to get better in. We know that. We are a consumer-centric company. We have consumer products. We know that we’ve got to get better here if we’re going to delight our customers even more so than we already do. And that’s an area where you’ll see us working harder on over the next couple of years.

And the last one is pursuing strategic relationships and acquisitions that relate to our business. We’ve just seen the perfect example of that where we formed a new company called Deep River Plastics and acquired the assets of our primary plastic injection molder. So we’ll continue to look at things like that, particularly that enhance our profitability.

Going to the next slide, funny we haven’t talked about it before these have been long-standing as we have some rules in place. So it helps us maintain that discipline focused on our firearm business.

So we put these rules in place and we live by the rules. So the first one, we’ve said it all the time, concentrate on firearms, okay. Stay focused and keep it very simple. It’s not overly complex and it does generate a lot of value if you get it right.

As I’ve said before, the Smith & Wesson brand is the most valuable thing we have, we’ve got to protect and sustain it, especially as we focus on some of the other brands that we have and begin to increase that level of [aided] awareness, and start to leverage them in the future.

And as I’ve said, we’re a consumer company, so if you’re a consumer company, you got to behave like one. So be consumer-centric, be a marketing-led company. And we really have put a stronger marketing team together who does lead the company now functionally. So (inaudible) that strong brand that dovetail into the overall strategic plan, and we execute against those as a team.

Now we operate in one of the most highly regulated industries and that’s why you see in the next sub-bullet point below that, it’s compliance, a fanatical pursuit of excellence, because this is something in our industry that if you get it right and you can do it way, way better than the competition, it becomes a competitive advantage. And it also reassures everybody, okay, anything to do with our business, that we’re not going to get distracted if we trip up.

Random product, that’s been aggressively in our brand, and I hope that comes across as we’ve spoken over the past two years. And we’ll continue to do so, especially as we bring up some of the other brands that we have.

Channel, as I said, U.S. sporting goods. That’s where—that’s where the market is, okay. That’s where we can really take share in a meaningful way, that’s going to really add value to our business.

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JUNE 20, 2014 / 04:30PM GMT, SWHC—SMITH & WESSON HLDG CORP Analyst Meeting

Customers to consumer, we like the professional consumer, we love them. It helps us really, really raise the bar in everything that we do in our business but at the end of the day, it’s a much smaller market when you compare it to the consumer market here in the U.S.

Assets, we spent an awful lot of money on assets over the last few years, tens of millions have been very intelligently invested in our infrastructure and in capacity, and in our tooling to increase our flexibility. So what’s important to us is that we have very high utilization of those assets.

And that’s one of the reasons we have our outsourcing strategy so that if the market does contract, okay, we’re seeing some softness in the market now. If it does contract, then it allows us to dial down that outsourcing but still optimize our assets internally so we don’t have an overhead absorption issue.

New products, like a lot of any consumer products company. So we’ve always said we’ll look at these strategically. And when we say that is—we’re going out and we’ll talk a little bit about it later on and identify what are the right new products that we want to launch, when is the right time to do it? So when is the market ready for them so that we can best leverage their introduction?

Now, I’m not going to go through this, but what I wanted to give here and I’m on the next slide, for everybody on the phone, slide seven, was a real understanding, a visual of how we go about planning our business, okay, as we look at future years.

So as you can see when we started there on the left hand side in Fiscal ’12, it was very much about that focus, bringing the focus back to firearms. So that’s when we were taking action such as divesting our perimeter security business, consolidating our manufacturing footprints so that we were getting focused.

And then as we went into the next Fiscal Year ’13, it was very much how we’re going to grow the business. And that’s when we have done all the supporting work and evaluation, so really get behind the M&P polymer pistol and really start to leverage that and add products to it. And that’s where we really started to invest in capacity, to make more M&P polymer pistols.

And then as we ran into Fiscal ’14, optimizing, so we’re on a—as I’ve said, created deeper understanding of the business, okay, going with our SAP conversion to help us do that. Give us better information to make better decisions.

So I won’t go through all of this, but you can see going through forward now, you know, we’ll looking to solidify our business, so that we can [trail] a real solid platform for the future, the future growth, whether that’s inorganic or organic as we go on. And then getting into ’16, really starting to accelerate our growth, again, as we believe the market will continue to expand as well. And we’ll be looking at all options as we get there.

But here are some things that we’ve said before, you know, we’re looking really to scale and leverage everything that we’re laying the foundation for now.

Going to the next slide, and we talked about our brand portfolio. So obviously, as we’ve mentioned, we have the iconic Smith & Wesson brand, but we also have our well-known now M&P polymer pistol brand as well, which also is the brand that we use for our highly successful modern sporting rifle. So here with M&P, it’s really being the growth engine of the company in the last few years.

And of course then, our Thompson Center hunting brand, so really our black powder, muzzling loading brand, but in transition to really be used to leverage other product [catch grip] and leveraging other product [catch grip] as well. Here you can see a picture of the (inaudible) [bolt action] rifle. So Thompson Center is very under-leveraged at the moment.

And then not a brand but very important to the performance center, so here’s where we bring some of the craftsmanship back to enhance existing products in many different ways and really then allow us to sell them at a higher dollar [ring].

Going to the next slide, just some Smith & Wesson, something we’ve (inaudible) before, the aided awareness, previously unaided awareness as well for the highest in the industry, okay. We lead when it comes to aided and unaided awareness which is very important because at the end of the day, the firearms industry is pretty small compared to others. And it’s a very crowded space. You’ve got a lot of well-entrenched brands.

So to have the iconic Smith & Wesson brand with the highest aided awareness is, as I’ve said, before a very valuable thing. So we lead in lots of awareness, attribute, ratings, reliability, durability, okay.

When you think about all the revolvers out there, okay, well for every two, one is ours. And we use this brand wisely when we endorse our other brand, so it is definitely the endorser brand for the M&P.

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JUNE 20, 2014 / 04:30PM GMT, SWHC—SMITH & WESSON HLDG CORP Analyst Meeting

If the chart I actually refer to and I’m on the next slide, slide 10. A chart I referred to last night has a piece of data. So you heard us say how we feel the market is going to expand over the long term. We always use the range of 8% to 10% as an average per year. We have the data that shows you the last seven years and there’s a number that’s in that range of 9.4%.

But you’ve got to always bear in mind some of the peaks and troughs that you see here as we go through the research periods and come out the other side. So you can see, obviously, market accelerate. Okay. But here you can see an example.

And I’m looking at 2010 here where the market, in terms of NICS background checks, contracted slightly, okay. So I should be clear, obviously, we use NICS as good proxy for consumer sales, adjusted NICS. But overall, NICS continues to grow. That’s a key takeaway. And that’s why I believe so it will continue to grow in the long term.

Going to the next slide, slide 11. Here’s a slightly different view of NICS, again, adjusted NICS background check that we’ve given before. We’ve actually taken it and related it to our fiscal quarters because we have a slightly different fiscal quarter to most companies, as you’re aware.

We decided to go away from the calendar version of this. And I think a good takeaway is if you look at our fiscal one, it was what I was referring to last night on the earnings call is the low three months there that make up fiscal one are the slowest in terms of NICS background checks. And you can really see that in the data.

Obviously as you look at the three in line, in fiscal three, you can see the surge there, very much a peak and then dropping off as we come back into a normal environment. The blue star obviously is the NICS background check results for May. So it was a decrease of almost 10% over the prior year, but importantly it was a 4.4% increase over two years ago.

So that’s good. We are encouraged by that and we expect the negative prompts a year ago to really be kind of flicking to positive by June, July time we would expect, certainly tracking very closely to 2012, if not going positive the prior year.

So just the other thing to mention and then obviously as you look at Q2 and you look at a more normal environment, so let’s take note of all the green lines, okay, and think about these blue, purple and red lines, you see the acceleration and adjusted NICS check, so you’re coming out of that seasonal summer slowdown and you’re getting to the—an acceleration and adjusted NICS as consumer start to shop more strongly for firearm than they did in the summer. And then if you really get into the holiday season, it’s more of an acceleration.

And then coming out of the other side, they’re dropping into January, but then you’re accelerating again into February and then March, coming down, and you’re back into your cycle of your seasonal slowdown.

It’s just some insight into the—just some of the basic analytics that we did when we were deciding really what to do with the business in Fiscal ’10. So we simply went out and said, okay, well, we’re really good at making revolvers, okay. But what does the market want when it comes to pistol versus revolvers?

So you can see here back in Calendar Year ’10 for every one revolver sold, there were four pistols. Well, back then in our Fiscal ’10, so not quite totally synched up, we were making 1.4 pistols to every one revolver sold. So very much out of alignment, okay, we’re what the market wanted.

So we’ve worked hard at that. And I’m sorry the data doesn’t line up, okay. So I’m now in the right hand column for everybody on the phone, at slide 12. Calendar Year 2012, that 4.1 that we saw in ’10 accelerated by 5.7 to 1, okay. So we’re working hard with our increasing capacity of our M&P polymer pistol family to change our ratio. So by Fiscal ’14, we’ve got 4.1 to 1.

Now the reason we only have data on the market to ’12 is just that it lags, okay. We have to wait for it to come out. So you’ll see that lag until the data is released. But at least we made good inroads, so we dramatically in a four-year period, have improved that ratio and got closer to being aligned with the market. And I think, you know, we’ve obviously still got some way to go and we compare it to ’12, and I would believe again that it’s moved on even higher than that.

Going to the next slide, 13. So good data here, you know, there is [buying]. How many new shooters are there? Well, there are lots of new shooters out there. Good research done by the National Shooting Sports Foundation as you can see here. They went out in 2012 and asked people about when they would—when they first started shooting—20% said in the last five years. And pretty stunningly, 11% said they began shooting in 2012.

So that’s very encouraging for us as new users come in, new customers and then repeat customers. And as I’ve mentioned this many times before, there’s very much a collector mentality for handgun owners and again the National Shooting Sports Foundation went out and served 10,500 respondents and said, okay, how many do you own, 10% said one, the balance—90%, it was an average of 8.1, okay?

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JUNE 20, 2014 / 04:30PM GMT, SWHC—SMITH & WESSON HLDG CORP Analyst Meeting

So, it’s a very high number, again, very encouraging for Smith & Wesson. And nearly 25% of those first time buyers would purchase their next firearm within the first year of making their first purchase so, quickly migrating to number two.

Going to the next slide, again, you know, why are people buying firearms? Number one, it has been for long time, personal protection. So, again, driving sales and demands for the concealed carry firearms in which Smith & Wesson is very strongly sufficient to me.

And the second, hunting, 36% and only you can see below recreation and target [source] so as I said, very much protection is the driver when it comes to having guns at the moment, whether that’s home, in the vehicle, on the person. But the concealed carry legislative trends, I mean, Illinois finally became the 50th state to issue a concealed carry permit.

And when it comes to sport and target shooters as you can see here, you know, over 17%—that’s 41 million adults participated in some type of target or sport shooting in 2012 that, again, is just an incredible number and a healthy increase over 2009.

So, for us, as we start to think about who we’re targeting in terms of the consumer, it’s definitely a younger age demographic that we’ve seen before, okay, the 18 to 34-year-old group that’s making up two-thirds of new shooters, okay, so very much changing there.

First time buyers we said, they’re active, they’re coming out but they’re also shooting and not just buying firearms and then putting it in a safe and storing it responsibly. They’re actually—60% of them are shooting once or more in a month. And it’s changing from being more of a rural consumer to something more of a suburban—urban consumer so, 47% of new shooters coming from urban areas.

And, again, very encouraging late—more women than ever before. So, as National Shooting Sports Foundation did their research and they looked at how many women were active shooters, 20% are established but when they looked at people who were coming and shooting for the first time, 37% are women so, again, a great change of demographic, a very healthy change.

No, I’m not going to go into a lot of detail here because the marketing team wouldn’t let me as I go to slide 16. There’s not a great deal of very valuable research and it’s critical to our strategic planning processes as well. But really it’s the backbone of something that we set out to do and that’s to know the consumer and the market way better than the competition.

So, what you see here are pictures of people who are obviously participating in the shooting sport and we have—they represent the five consumer segments that we’re looking at, at the moment. And within those five, there are some that we’re targeting very aggressively and I’m forbidden to talk about them.

But on the last, you know, (inaudible) new shooter, that’s what we’re trying to show here, okay? And all the way, varying degrees of experiencing—gaining experience as we go to the right, to the most experienced in case and we have names for every one of these consumer segments.

We’re very systematic about the way that we review them and the research that we do on each. So, you know, we understand a great deal of information about them and demographics so that as we’re designing our messaging because we’re running out to communicate to these consumers, we’re on target. That’s the most important thing here and we’re spending our marketing dollars wisely and achieving what we want to achieve.

Then to the next slide, [a bunch of stats] connecting with new women shooters is very important. Here is a picture of our team captain, [Julie Garlotte]. We’re also the lead sponsor of the NRA women’s network and a lot of first shots. We’re very, very active here so we’re out supporting the new female shooter.

We’re getting as much sponsorship out there as possible so that we can touch them with our brand and start to communicate with them as well as strongly as possible so they develop a preference and a trust in our brand and our very strong product portfolio.

As we think about new products, we don’t just, you know, lock some really smart engineers in a room and ask them to come up with a great firearm. We go outside first and understand what the needs, wants and desires are of the consumer. And you know, of those who already own firearms or intend to purchase firearms so we really, really work hard to understand that.

And once we have something that we can take back out to them are the concept and [tests], we will do that, okay? Again, that’s very important so we can validate going in the right direction. And then a lot of financial modeling, a lot of thinking going behind that, again, with the focus on profitability, that’s absolutely key for us.

And then further consumer studies to make sure that it is a strategic launch. And we are launching at the right time in the market and always considering what the competition is doing as well.

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JUNE 20, 2014 / 04:30PM GMT, SWHC—SMITH & WESSON HLDG CORP Analyst Meeting

And to the next slide, just a—I won’t go through each of these. These are some of the products that we launched at [Sharp Show]. We’re very pleased with the launches that we made at [Sharp Show], a lot of were revolvers. You’d definitely see refreshing interest in revolvers by firearm owners which is important to us. We’ve also been launching California-compliant versions.

We go to the next slide and we just see line extensions when it comes to different camouflage patents. The Bodyguard 380, we took the laser off and went with the non-laser version, which is, again, from feedback from law enforcement and some consumers that they really didn’t want the laser on that. We’re very much listening.

Going to slide 21, again, as you can seem, more revolvers here, 9-millimeter revolvers, they are very different to what the competition has to offer. We clearly differentiate ourselves. And it’s very important, you know, as we focus on M&P so we don’t forget our history, our legacy and our iconic Smith & Wesson brand (inaudible) making sure that we stay ahead as the market leader when it comes to revolvers.

Now, slide 22, we can clearly see—we wanted to have a visual about how we go to market. We always get a lot of questions here because we’re different from some of our competitors in this respect. So, the very top you can see that we do go to market by two-step distribution. We have 14 distributors, okay? They serve over 10,000 independent firearms retailers, okay?

So, this is where the inventory that we talk about will reside, okay, with distribution. Now, the other two below we direct to retail, okay? There is no inventory between us and the retailer so we have to fight big [bucks] as you see here (inaudible) [Gandar, Aspro] and so on.

And then we have two buying groups. The buying groups are made up, again, of independent firearms retailers, large groups of them in the hundreds, okay? Some of the larger ones, when you think about the 10,000 plus that I mentioned earlier, some of the larger ones that are multi-store and so on, have a large retailer footprint so, much larger than the average (inaudible).

So, again, we are direct to them as well. There is nowhere to store inventory between us and them. So, we’d like this because you know, as I’ve said before we’re trying to be very strict about our levels of inventory. We don’t like inventory between us and retail so at the same time, we’ve got to optimize our product placement at retail and that makes inventory important when you talk about it in a positive way because if you don’t have inventory with our distribution partners, that’s a high risk that we won’t get the product placement—our products deserve that retail simply because they don’t have it.

And going to the next slide, just a little bit on our connect program here, we’re really engaging a sales associate to work behind the counter with both independent firearms retailers and big bucks stores as well. We’re communicating with them directly and it’s like any reward program, you know, they sell a certain firearm, a Smith & Wesson, an M&P at Thompson Center, they get awarded points. They accumulated points over time and they can redeem them against certain items in our rather large catalogue which have like 300,000 things that they can choose from depending on how many points they’ve saved up.

Ours is different from our competitor’s reward system is that ours, you keep the points, okay? It runs around the clock 12 months a year. It never stops. If you leave a firearm store and go and work at another firearm store, you can take your points with you and so on. So, it’s very different in that respect. It’s very flexible and we can flex between rewarding via points or we can run competition because we’ve just started to run a competition now for a great fishing vacation.

But most importantly is that two-way communication that we get, okay, with the sales associate. So, we can be emailing them about product launches, rebates that we may be doing, whatever, it’s a great communication vehicle and they can give us feedback.

I mentioned the professional market, very important for us. It’s a big part of Smith & Wesson’s history so we continue to—it’s an honor to serve some of the top agencies and law enforcement agencies within the country, had some great successes—Los Angeles Sheriff’s Department, Texas [DTS]. We’re also on the international arena with the bigger contracts as well so we continue to serve Belgium and Victoria police in Australia, Canada, Puerto Rico.

And that just really continues to help us as I said raise the bar in everything that we do and enhance our product offering, the performance of our products and sets us up really well for finally when the U.S. Army will come around with the [M9] replacement, okay? And that’s something we will look to participate in and here we are very strongly positioned to compete.

Going to the next slide, as I said before, you know, we’ve invested an awful lot of money in—here in Springfield, the vast majority of it but also in our [holding] facility we’ve been talking about as well. A lot of that has been, yes, to generate capacity to help us grow whether that’s internal or external but most important—as important to increase our flexibility so that we can be way more responsive to changes in market demand between product categories and that is serving us very well right now for sure.

As I’ve mentioned before, the outsourcing was important to accelerate our growth but it’s also important that it acts as a layer of protection if the market softens that we can [dial] it down and we still obviously have a rule in place where we want to optimize our internal assets.

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JUNE 20, 2014 / 04:30PM GMT, SWHC—SMITH & WESSON HLDG CORP Analyst Meeting

In terms of our capital, for this fiscal year, everybody is relieved to hear that it will be lower than last fiscal year, $40 million as you can see there is our goal. We think that’s a smart number to target when you think about everything that we have to do in our business.

Vertical integration, we talked about it for probably about the last year and then finally, we did something as you can see here. So, for everybody on the phone, I’m on slide 26, this is a very important one so this is our primary supplier of polymer component which many of our products now have one way or the other.

So, you can imagine how much of our revenue it was touching, in particular polymer pistol so there was a main supplier of our polymer frames for the M&P pistol family, the [FPB], the Bodyguard 380 and so on. So, we formed a new company as we said, Deep River Plastics and it was an assets purchase for $24 million in cash.

That’s great for continuing to enhance our margins, helps us with more rapid prototyping when it comes to new product development, working very well—I think we’ve only owned it for six weeks—but everything is going very well there.

Going to the next slide, I get to rest and I’m going to hand over to Jeff Buchanan, our Chief Financial Officer.

Jeff Buchanan—Smith & Wesson Holding Corporation—CFO

Thank you. All right. So first, we’ll go to slide 28, talk about revenue growth. You can see the growth over the last couple of years, the box in gray there is the non-(inaudible) growth. So, you’ll see 43%, 13% but in ’14, handgun units sales grew over 31%. That actually means the long gun sales were down. They were down 13%.

Now, from ’14 to ’13, most of the—like [MSRs] were relatively flat, so most of them [lost] in handgun and sales was with respect to hunting. You know, it did—the recalls that we had on Thompson did cause a dip in our sales and in hunting.

As we noted in the call yesterday, based on our forecast, you know, we’re going to see a drop in ’15 on [MSRs] and that is the product category that’s most susceptible to feverish buying and we approached that market as James has said multiple times not as a strategic—a product with more.

James Debney—Smith & Wesson—president, CEO

What’s the word you’re (inaudible).

Jeff Buchanan—Smith & Wesson Holding Corporation—CFO

...opportunistic, yes, that’s the one but obviously we continue to take market share in handguns and that’s where the growth of the company is. Obviously, (inaudible) as James alluded to the gross margin in 2014 was above our range. And as I said last night in the call, our range 37% to like 41%, we constantly exceeded our range in ’14 because we are at the capacity but our operations always did a good job of exceeding our expectations so it’s operational excellence that kept us allowing us to exceed that 41%.

With a more normalized environment, the reason that we have given the range in the past is because in certain quarters like quarter one and two where you see the NICS data down, there’s les absorption in those quarters. The products sold might be a different mix.

Also, in quarter one is when we tend to—the promotional costs are sort of incurred in that quarter. So, with all the shows in the winter, if [free goods] are given if they have a certain amount of sales, that’s usually delivered in Q1 and it has an impact there also.

Operating profit margin, again, our range in the low 20s, we are above the end of that range mainly because of the leverage. We have kept our operating expenses—you know, they went up ’13 to ’14 but they didn’t go up as much as the gross margin so we got—so we definitely got like leverage down the bottom line.

Last night high from (inaudible) like sort of asked a lot of questions and I don’t think I gave a very good answer on SAP cost—they chased around and around on that one and so I don’t think I was as clear as I needed to be. So I’m going to have like give you guys some numbers here.

So, about $30 million has been spent thus far on SAP, about half of which is an expense. And most of that expense was in 2014 not all of it but most of it, all right? Like I referenced the [$7.2 million and the 10K] that is the amount that increased in ’14.

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JUNE 20, 2014 / 04:30PM GMT, SWHC—SMITH & WESSON HLDG CORP Analyst Meeting

So, the amount of consulting spent in ’14 on SAP was a little over [$8.5] million so that leaves several million more that is like I said last night, spread over the balance sheet. And it’s things like lease cost, infrastructure, additional salaries for program management, project management, cost travel training and depreciation and things like that, that’s everywhere on the P&L, not the balance sheet.

So, it’s hard—you can’t really like categorize that. Then I think that the questions we’re being asked is really focusing on ’15 and where we’re going with this. And we still want to keep spending the money in ’15. There’s all kinds of reasons that we want to keep enhancing and improving our systems though you never put everything, you know, in at once with SAP. You keep adding.

So, going into ’15, we’re going to be spending expense at a similar rate but a little bit less probably about $3 million less in terms of the recurring cost. But the rate that which we are spending in general is going to go down not very fast, so even if the (inaudible) were down like $3 million in ’15, we acquired Deep River Plastics and that added [$2.5 to $3 million of SG&A].

So, you’re not going to see a lot of difference in ’15 on the [SG&A] line over ’14. And, of course, as we said in the past, we’re spending more on promotions in connect, in things that we didn’t really have to do when we were in a surge environment.

So, next page, increased profitability, the net income was up ’14 over ’13 almost 9% but, of course, our [EPF] was up at 21% the magical power of our stock buyback obviously has helped us on the [EPF] levels.

Now, I’ll talk in a few slides—I’ll give you the numbers and where we are in that. Balance sheet, page 31, a little harder to read. I think, you know, you’ll see the cash went down over the year from a little over $100 million to $68 million. You know, (inaudible) if you want to like break that out, it’s really the major buckets are operating cash was a little over $90 million.

We issued—the net issuance of senior notes was a little over $56 million. We spent like a little over $53 million in CAPEX but we also spent $9 million in machine deposits. What that is we put a deposit on a machine have it delivered into a pool. We don’t take it out until we need it. If we don’t need it, we get our deposit back. A creative program that we started about a year ago and a half ago because the problem we had is seeing machines are long [lead time] item.

And our big focus is to be flexible. You know, if a surge happens or if a product is a different kind of product is wanted, we want to be able to satisfy that demand immediately. And so, that—those machine deposits are an example of the flexibility that we’re always striving for in the facility.

And finally, a little over—almost $116 million in our stock buyback [I couldn’t] (inaudible). And speaking about that so we did buy $135 million up through the end of the year at an average price of $11 as most of you know, our senior notes restrict us now starting in fiscal ’15 to $30 million a year.

We did approve—the board approved a $30 million authorization in the end of the April but it was—it commenced as of like May 1. We had a lot of closed windows so it was difficult for us to buy very much. We got off about $3 million worth that around 15 bucks. We’ll aggressively step into market now again at the $27 million we have left on that one.

This is a new slide just a visual like depiction, we started about six months ago thinking more about like now that we’ve moved our return on invested—on capital up to such a high level, we need to focus on keeping it up. We spent a lot of time over the last year focusing on fixing things and now that we’ve gotten to a particular—a place in our strategic plan, we need to focus on our (inaudible) rates, lowering our [WAC], increasing our return on invested capital. How are we going to do that?

One investment James talked about, we want to be the leader in each one of those product categories but really what does it cost to answer a particular category? Is it going to go ahead and give us—I mean, it has to be above the [WAC] but—and how risky is it means how far up that risk—a reward ratio do we have to go.

So and that really gives the information as to what our hurdle rates are and all that kind of stuff. It is why nobody knows that we’re thinking a lot about return on invested capital. The guides we gave last night in the press release revenue [130 to 135] (inaudible) per share $0.23 to $0.25 like for the year [585 to 600 earnings] $1.30 to $1.35 tax rate at 36%, important enough to share cap that we’re basing this guidance off is $56 million and that assumes that we do have no more stock purchases as of the day we gave the guidance.

With that, I’ll let James finish it up.

James Debney—Smith & Wesson—president, CEO

Thanks, Jeff. So just turning to our last slide in the presentation today, slide 35, this is a summary, obviously, we have that leading position in the U.S. firearm market and we recognize that and we’ll always look to enhance and strengthen that position going forward.

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JUNE 20, 2014 / 04:30PM GMT, SWHC—SMITH & WESSON HLDG CORP Analyst Meeting

The iconic brand, very customer-driven, our product portfolio is definitely one of the strongest, if not the strongest out there. And as we think about our new product, we’re always considering and assessing how we’re going to further strengthen that as well.

Very focused strategically on those new products as I said before, we are in a [pure play] strategy and technically growing and we always said that we want to grow like (inaudible) [share] it’s very important. So, again, (inaudible) we set out with the objective to take share from your competition, again, that raises the bar on everything that you’re doing in the business as you think about the way forward.

Strong financial performance, again, just to repeat our ranges that we have in terms of our model for gross margin, you can see here 37% to 41%. In terms of our operating margins in the range of 20% to 25% so, we obviously say that that’s a quarter to quarter, those margins will vary as we go through different quarters.

You only have to look at the seasonality and adjusted NICS to understand why we say that. That seasonality has an impact on how we are operating the business. Always with an eye for profitability, we know we can start to drive our profitability by increasing our efficiency. And, again, looking at vertical integration opportunities, we build the benefits in the future so we’ll continue to do that.

There are many more manufacturing processes that currently are under our roof that we consider core to what we do and that’s what really do belong under our roof. Best in class when it comes to SAP so over the next few years, we’re going to be working hard on that.

And as I said before when I showed you the strategic roadmap is we really want a system here that we can leverage and scale in the future and, again, continuing our share repurchase program. So with that, thank you very much for joining us. I hope you found the presentation very informative and we look forward to talking to you again in the future. Thank you.

Operator

Ladies and gentlemen, that concludes today’s conference. Thank you for your participation. You may now disconnect. Have a great day.

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